Exhibit 99.1

B. Riley Financial Reports Financial Results for Third Quarter 2016

LOS ANGELES, CA – November 14, 2016 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified provider of financial and business advisory services as well as Internet access services, reported results for the third quarter ended September 30, 2016.

Third Quarter 2016 Highlights

•	Adjusted EBITDA totaled $20.8 million
•	Net income totaled $8.9 million or $0.47 per diluted share
•	Adjusted net income totaled $11.5 million or $0.60 per diluted share
•	Board of directors authorized a $0.08 per share regular cash dividend to be paid quarterly and a one-time special dividend of $0.17 per share

Third Quarter 2016 Financial Results

Total revenues for the third quarter of 2016 were up 168% to $57.0 million compared to $21.3 million in the same year-ago period. The significant increase was primarily due to higher revenues from services and fees from the company’s Auction and Liquidation segment, as well as the addition of United Online that was acquired on July 1, 2016. The results of United Online are presented in the Communications segment.

•	Auction and Liquidation Segment: Revenues were $23.6 million compared to $5.8 million in the same year-ago period. The increase in revenue was primarily due to a $15.6 million increase in services and fees from retail liquidation engagements, offset by a $4.2 million decrease in revenue from services and fees in the company’s wholesale and industrial auction division. Segment income increased to $13.0 million from $2.8 million in the same year-ago period.

•	Capital Markets Segment: Revenues were $10.1 million compared to $7.5 million in the same year-ago period. The increase in revenue was primarily due to higher investment banking fees and trading income and commissions earned. Segment income increased to $1.0 million from $34,000 in the same year-ago period.

•	Valuation and Appraisal Segment: Revenues were $7.7 million compared to $7.9 million in the same year-ago period. The decrease was primarily due to a net decrease in revenues related to appraisal engagements. Segment income totaled $2.0 million compared to $2.4 million in the same year-ago period.

•	Communications Segment: Revenues from services and fees, as well as the sale of products totaled $15.6 million, including $11.2 million in revenues from internet access and related subscription services, and $4.3 million from advertising services. Segment income totaled $3.4 million.

Net income for the third quarter of 2016 totaled $8.9 million or $0.47 per diluted share, compared to a net income of $1.5 million or $0.09 per diluted share in the same year-ago period.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, transaction and restructuring expenses, insurance settlement recoveries, and share based compensation) for the third quarter of 2016 totaled $20.8 million, compared to $3.1 million in the same year-ago period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP term). Adjusted net income (excluding the impact of share based payments, amortization of acquired intangible assets, restructuring costs, insurance settlement recovery and transaction costs related to the United Online, Inc. acquisition, net of related tax impact thereof) totaled $11.5 million or $0.60 per share for the third quarter of 2016, compared to $2.1 million or $0.13 per share in the same year-ago period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of these non-GAAP terms).

At September 30, 2016, the company had $26.5 million of unrestricted cash and $8.7 million of net investments in securities. Total shareholder equity at quarter-end was $143.6 million.

Declaration of Dividend

On November 13, 2016, the company’s board of directors approved a regular quarterly dividend of $0.08 per share and a one-time special dividend of $0.17 per share, which will be paid on or about December 14, 2016 to stockholders of record on November 29, 2016.

Management Commentary

“As we previewed in our preliminary release, we had a very profitable third quarter, driven primarily by strong results in our retail asset disposition business, as well as a recovery in our capital markets brokerage business,” said company Chairman and CEO, Bryant Riley. “Additionally, United Online, which we acquired in July, has performed in line with our expectations and continues to provide meaningful and consistent cash flow generation.”

“As we have communicated, our goal is to return a portion of our adjusted EBITDA back to shareholders in the form of a dividend. While much of our business continues to be episodic in nature, we have certain segments of our business that we expect will provide us with the stability to issue a regular quarterly dividend of $0.08 per share. In addition to this regular quarterly dividend, the additional special dividend of $0.17 per share reflects our commitment to paying a variable dividend based on the performance of the parts of our business that tend to display fluctuating results but outsized returns, like our liquidation segment. Altogether, our dividend policy and capital allocation strategy demonstrates our board’s confidence in our balance sheet, future cash flows, and commitment to returning a portion of our profits to our shareholders.

“Looking ahead, we are seeing many opportunities within our retail asset disposition business, including our announced transactions for Masters Home Improvement in Australia and MS Mode in the Netherlands,” continued Riley. “The proceeds from our $28.75 million bond offering last month further bolsters our balance sheet so that we can proactively pursue the many attractive opportunities we are seeing.”

Conference Call

B. Riley Financial will host an investor conference call today (November 14, 2016) at 12 noon Eastern time (9:00 a.m. Pacific time). The company’s Chairman and CEO, Bryant Riley, President Tom Kelleher, and CFO and COO, Phillip Ahn, will host the conference call, followed by a question and answer period.

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Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

Toll-Free Number: 877-407-0789

International Number: 201-689-8562

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website ir.brileyfin.com.

A replay of the call will be available after 3:00 p.m. Eastern time on the same day through November 21, 2016.

Toll-Free Replay Number: 844-512-2921

International Replay Number: 412-317-6671

Replay ID: 13649526

About B. Riley Financial, Inc.

B. Riley Financial, Inc. (NASDAQ: RILY) is a publicly traded, diversified financial services company which takes a collaborative approach to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The company also makes proprietary investments in other businesses where B. Riley Financial, Inc. is uniquely positioned to leverage its expertise and assets in order to maximize value. The Company operates through several wholly-owned subsidiaries, including B. Riley & Co., LLC (www.brileyco.com), Great American Group, LLC (www.greatamerican.com), Great American Capital Partners (www.gacapitalpartners.com) and B. Riley Capital Management, LLC (which includes B. Riley Asset Management and B. Riley Wealth Management, (www.brileywealth.com). Since the acquisition of United Online, Inc. (www.untd.com) in July 2016, B. Riley Financial, Inc. also provides internet access services under the NetZero and Juno brands.

Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial, Inc. that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," “projects,” "believes," "seeks," "estimates" and similar expressions and statements. Such forward looking statements include, but are not limited to, express or implied statements regarding future financial performance, plans for future regular or special dividends, stability and level of future cash flows, the effects of our recent bond offering, the effects of our business model, the effects of the United Online acquisition and related actions, expectations regarding future transactions and the financial impact, size and consistency of returns and timing thereof, as well as statements regarding the effect of investments in our business segments. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include risks associated with large engagements in our Auction and Liquidation segment; our ability to achieve expected cost savings or other benefits with respect to the acquisition of United Online, in each case within expected time frames or at all; our ability to consummate anticipated transactions and the expected financial impact thereof, in each case within the expected timeframes or at all; our ability to successfully integrate recent acquisitions; loss of key personnel; our ability to manage growth; the potential loss of financial institution clients; the timing of completion of significant engagements; our ability to achieve stable cash flows and those risks described from time to time in B. Riley Financial, Inc.'s filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2015 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

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Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA, adjusted net income and adjusted diluted net income per share may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, transaction and restructuring expenses, insurance settlement recoveries, and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings “Adjusted EBITDA Reconciliation” and “Adjusted Net Income Reconciliation."

Investor Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

949-574-3860

RILY@liolios.com

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,474	$30,012
Restricted cash	78,287	51
Securities owned, at fair value	9,028	25,543
Accounts receivable, net	15,112	9,472
Due from related parties	731	409
Advances against customer contracts	5,020	5,013
Goods held for sale or auction	9,145	37
Prepaid expenses and other current assets	4,543	2,415
Total current assets	148,340	72,952
Property and equipment, net	5,765	592
Goodwill	52,634	34,528
Other intangible assets, net	40,913	4,768
Deferred income taxes	11,509	18,992
Other assets	2,193	588
Total assets	$261,354	$132,420
Liabilities and Equity
Current liabilities:
Accounts payable	$4,188	$1,123
Accrued payroll and related expenses	9,404	7,178
Accrued value added tax	900	1,785
Accrued expenses and other liabilities	18,279	5,806
Auction and liquidation proceeds payable	—	672
Deferred revenue	3,863	—
Due to related parties	—	166
Securities sold not yet purchased	370	713
Acquisition consideration payable	10,381	—
Participating note payable	60,822	—
Mandatorily redeemable noncontrolling interests	2,764	2,994
Revolving credit facilities	—	272
Contingent consideration- current portion	1,219	1,241
Total current liabilities	112,190	21,950
Other liabilities	5,570	—
Contingent consideration, net of current portion	—	1,150
Total liabilities	117,760	23,100
Commitments and contingencies
B. Riley Financial, Inc. stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 40,000,000 shares authorized; 19,043,072 and 16,448,119 issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	2	2
Additional paid-in capital	141,389	116,799
Retained earnings (deficit)	2,210	(6,305)
Accumulated other comprehensive loss	(1,098)	(1,058)
Total B. Riley Financial, Inc. stockholders' equity	142,503	109,438
Noncontrolling interests	1,091	(118)
Total equity	143,594	109,320
Total liabilities and equity	$261,354	$132,420

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues:
Services and fees	$50,300	$21,150	$90,505	$82,176
Sale of goods and products	6,666	122	6,668	10,588
Total revenues	56,966	21,272	97,173	92,764
Operating expenses:
Direct cost of services	12,841	5,213	25,084	20,530
Cost of goods sold	2,391	—	2,393	3,071
Selling, general and administrative expenses	22,727	12,782	48,844	45,755
Restructuring costs	3,585	—	3,585	—
Total operating expenses	41,544	17,995	79,906	69,356
Operating income	15,422	3,277	17,267	23,408
Other income (expense):
Interest income	26	5	32	10
Interest expense	(991)	(64)	(1,398)	(735)
Income before income taxes	14,457	3,218	15,901	22,683
Provision for income taxes	(6,083)	(600)	(6,184)	(8,060)
Net income	8,374	2,618	9,717	14,623
Net (loss) income attributable to noncontrolling interests	(565)	1,155	631	1,814
Net income attributable to B. Riley Financial, Inc.	$8,939	$1,463	$9,086	$12,809

Basic income per share	$0.47	$0.09	$0.51	$0.79
Diluted income per share	$0.47	$0.09	$0.50	$0.79

Weighted average basic shares outstanding	18,977,072	16,243,425	17,805,127	16,199,931
Weighted average diluted shares outstanding	19,191,035	16,344,649	18,009,158	16,272,953

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$9,717	$14,623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,381	634
Provision for (recoveries of) doubtful accounts	(178)	366
Loss on disposal of fixed assets	–	7
Share based compensation	1,831	1,192
Effect of foreign currency on operations	640	(363)
Non-cash interest	147	118
Deferred income taxes	1,839	5,451
Income allocated to mandatorily redeemable noncontrolling interests and redeemable noncontrolling interests	1,450	1,796
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	(1,871)	13,177
Securities owned	16,515	407
Goods held for sale or auction	(8,447)	52
Prepaid expenses and other assets	1,410	9
Accounts payable and accrued expenses	3,175	5,371
Due from (due to) related parties	(488)	(3,916)
Securities sold, not yet purchased	(343)	5,735
Auction and liquidation proceeds payable	(672)	(665)
Deferred revenues	963	–
Other liabilities	(143)	–
Net cash provided by operating activities	27,926	43,994
Cash flows from investing activities:
Acquisition of MK Capital, net of cash acquired $45	–	(2,451)
Acquisition of United Online, net of cash acquired $125,542	(33,430)	–
Purchases of property and equipment	(297)	(196)
Proceeds from sale of property and equipment	15	4
(Increase) decrease in restricted cash	(78,161)	7,533
Net cash (used in) provided by investing activities	(111,873)	4,890
Cash flows from financing activities:
Repayment of asset based credit facility	(56,255)	(18,506)
Proceeds from borrowings under asset based credit facility	56,255
Proceeds from (repayment of) revolving line of credit	(272)	14
Proceeds from note payable - related party	–	4,500
Repayment of note payable - related party	–	(4,500)
Borrowings from participating note payable	61,400	–
Payment of contingent consideration	(1,250)	–
Proceeds from issuance of common stock	22,999	–
Offerring costs from issuance of common stock	(240)	–
Dividends paid	(571)	(4,241)
Payment of employment taxes on vesting of restricted stock	–	(24)
Distribution to noncontrolling interests	(1,680)	(1,797)
Net cash provided by (used in) financing activities	80,386	(24,554)
(Decrease) increase in cash and cash equivalents	(3,561)	24,330
Effect of foreign currency on cash	23	(8)
Net (decrease) increase in cash and cash equivalents	(3,538)	24,322
Cash and cash equivalents, beginning of period	30,012	21,600
Cash and cash equivalents, end of period	$26,474	$45,922
Supplemental disclosures:
Interest paid	$505	$303
Taxes paid	$409	$976

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Condensed Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Capital markets reportable segment:
Revenues - Services and fees	10,063	$7,478	$22,799	$30,343
Selling, general, and administrative expenses	(8,692)	(7,310)	(22,535)	(23,234)
Depreciation and amortization	(362)	(134)	(406)	(384)
Segment income (loss)	1,009	34	(142)	6,725
Auction and Liquidation reportable segment:
Revenues - Services and fees	17,058	5,727	29,358	28,861
Revenues - Sale of goods	6,503	122	6,505	10,588
Total revenues	23,561	5,849	35,863	39,449
Direct cost of services	(4,365)	(1,722)	(9,870)	(10,642)
Cost of goods sold	(2,223)	-	(2,225)	(3,071)
Selling, general, and administrative expenses	(3,957)	(1,260)	(6,759)	(7,725)
Depreciation and amortization	(25)	(45)	(103)	(147)
Segment income	12,991	2,822	16,906	17,864
Valuation and Appraisal reportable segment:
Revenues - Services and fees	7,696	7,945	22,865	22,972
Direct cost of services	(3,549)	(3,491)	(10,287)	(9,888)
Selling, general, and administrative expenses	(2,136)	(2,000)	(6,379)	(6,434)
Depreciation and amortization	(19)	(35)	(72)	(104)
Segment income	1,992	2,419	6,127	6,546
Communications reportable segment:
Revenues - Services and fees	15,483	-	15,483	-
Revenues - Sale of products	163	-	163	-
Total revenues	15,646	-	15,646	-
Direct cost of services	(4,927)	-	(4,927)	-
Cost of goods sold	(168)	-	(168)	-
Selling, general, and administrative expenses	(2,128)	-	(2,128)	-
Depreciation and amortization	(1,813)	-	(1,813)	-
Restructuring costs	(3,187)	-	(3,187)	-
Segment income	3,423	-	3,423	-

Consolidated operating income from reportable segments	19,415	5,275	26,314	31,135
Corporate and other expenses (including restructuring costs of $398 during the three and nine months ended September 30, 2016)	(3,993)	(1,998)	(9,047)	(7,727)
Interest income	26	5	32	10
Interest expense	(991)	(64)	(1,398)	(735)

Income before income taxes	14,457	3,218	15,901	22,683
Provision for income taxes	(6,083)	(600)	(6,184)	(8,060)

Net income	8,374	2,618	9,717	14,623
Net (loss) income attributable to noncontrolling interests	(565)	1,155	631	1,814

Net income attributable to B. Riley Financial, Inc.	$8,939	$1,463	$9,086	$12,809

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Adjusted EBITDA reconciliation:

Net income (loss) as reported	$8,939	$1,463	$9,086	$12,809

Adjustments:
Provision (benefit) for income taxes	6,083	600	6,184	8,060
Interest expense	991	64	1,398	735
Interest income	(26)	(5)	(32)	(10)
Depreciation and amortization	1,982	214	2,381	635
Share based payments	834	727	1,831	1,193
Transaction costs related to United Online, Inc. acquisition	35	—	957	—
Restructuring Costs	3,585	—	3,585	—
Insurance Settlement Recovery	(1,618)	—	(1,618)	—

Total EBITDA adjustments	11,866	1,600	14,686	10,613

Adjusted EBITDA	$20,805	$3,063	$23,772	$23,422

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME RECONCILIATION

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income attributable to B. Riley Financial, Inc.	$8,939	$1,463	$9,086	$12,809

Adjustments

Share based payments	834	727	1,831	1,193
Amortization of acquired intangible assets	1,465	111	1,688	319
Restructuring costs	3,585	—	3,585	—
Insurance settlement recovery	(1,618)	—	(1,618)	—
Transaction costs related to United Online, Inc. acquisition	35	—	957	—
	13,240	2,301	15,529	14,321

Income tax effect of adjusting entries	(1,742)	(244)	(2,609)	(584)
Adjusted net income attributable to B. Riley Financial, Inc.	11,498	2,057	12,920	13,737

Adjusted income per common share:
Adjusted basic income per share	$0.61	$0.13	$0.73	$0.85
Adjusted diluted income per share	$0.60	$0.13	$0.72	$0.84

Shares used to calculate adjusted basic net income per share	18,977,072	16,243,425	17,805,127	16,199,931
Shares used to calculate adjusted diluted net income per share	19,191,035	16,344,649	18,009,158	16,272,953

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